Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Human Pheromone Sciences, Inc.

We consent to the incorporation by reference in this Registration Statement of Human Pheromone Sciences, Inc. and subsidiary on Form S-8 (No. 33-98836) of our report, dated January 31, 2003, included in and incorporated by reference in the Annual Report on Form 10-KSB of Human Pheromone Sciences, Inc. and subsidiary for the years ended December 31, 2002 and 2001.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Singer Lewak Greenbaum & Goldstein

Los Angeles, California
March 20, 2003

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